ENERGOUS CORPORATION

NONSTATUTORY STOCK OPTION AGREEMENT

This Nonstatutory Stock Option Agreement (this “Agreement”) is executed as of ___________, by and between ENERGOUS CORPORATION, a Delaware corporation (the “Company”), and ____________ (“Grantee”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company has determined to grant Grantee a Nonstatutory Stock Option in conjunction with Grantee’s appointment as a member of the Board of Directors, subject to the terms provided in this Agreement; and

NOW, THEREFORE, in consideration of Grantee’s appointment as a member of the Board of Directors, the Company and Grantee hereby agree as follows:

1.  Capitalized Terms; Determinations by Administrator.

(a)          Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Company’s 2013 Equity Incentive Plan.

(b)          The Administrator (as defined below) shall make all interpretations, rules and regulations necessary to administer this Agreement, and such determinations of the Administrator shall be binding upon Grantee. For purposes of this Agreement, the term “Administrator” shall mean the Board of Directors.

2.  Option; Number of Shares; Option Price. The Option (as defined below) granted hereunder is intended to be a nonstatutory stock option and therefore shall not qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended. Grantee shall have the right and option to purchase all or any part of an aggregate of _________ shares of $0.0001 par value common stock of the Company (“Share(s)”) at the purchase price of $___ per Share (the “Option”).

3.  Vesting and Expiration.

(a)          Vesting. The Option shall vest (become exercisable) and remain exercisable only in accordance with Exhibit A attached hereto.

(b)          Expiration. To the extent not previously exercised according to the terms hereof, the Option shall expire on the tenth anniversary of the date hereof.

4.  Exercise Period.

(a)          Exercise Period. To the extent vested, Grantee may exercise this Option in full or part at any time through the date that is one year following Grantee’s Separation from Service; provided, however, that this Option shall not be exercisable subsequent to the expiration date specified in Section 3(b), above.

(b)          Extension of Exercise Period. The Administrator may in its sole discretion extend the period permitted for exercise of the Option upon Grantee’s Separation from Service as otherwise provided in this Section 4 if allowable under applicable law.

5.  Method of Exercising Option. Except as otherwise permitted by the Administrator, the Option shall be exercisable by delivery to the Company (to the attention of its Secretary), at its offices, of (i) written notice identifying the Option and stating the number of Shares with respect to which it is being exercised, (ii) payment in full of the exercise price of the Shares then being acquired as provided in Section 6, below, and (iii) execution of such other documentation as is determined to be necessary or appropriate by the Administrator from time to time the form of which shall be provided to Grantee at the time of execution and delivery of this Agreement. The Company shall have the right to delay the issue or delivery of any Shares to be delivered hereunder until (i) the completion of such registration or qualification of such Shares under federal, state, or foreign law, ruling, or regulation as the Company shall deem to be necessary or advisable, and (ii) receipt from Grantee of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification or the issuance of Shares hereunder.

6.  Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash, Shares held by Grantee, other property, or such other consideration consistent with the Agreement’s purpose and applicable law as may be determined by the Administrator from time to time. Except as otherwise determined by the Administrator at the time of grant, such price shall be paid in cash in full at the time that the Option is exercised. If Grantee is permitted by the Administrator to pay all or a part of the exercise price in Shares and elects to do so, Grantee may make such payment by delivering to the Company a number of Shares, either directly or by attestation, which are equal in value to the purchase or exercise price hereunder. For this purpose, all Shares so delivered shall be valued per share at the Fair Market Value.

7.  Prohibition Against Transfer. Unless otherwise provided by the Administrator and except as provided below, the Option, and the rights and privileges conferred hereby, may not be transferred by Grantee, and shall be exercisable during the lifetime of Grantee only by Grantee. The Option shall not be subjected to execution, attachment or similar process. Grantee shall have the right to transfer the Option upon Grantee’s death, either to Grantee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if Grantee dies without a surviving designated beneficiary, by the terms of Grantee’s will or under the laws of descent and distribution, subject to any limitations set forth in this Agreement and all such distributees shall be subject to all terms and conditions of this Agreement to the same extent as Grantee would be if still living.

8.  Nature of Option. Grantee shall not have any interest in any fund or in any specific asset or assets of the Company by reason of the Option granted hereunder, or any right to exercise any of the rights or privileges of a stockholder with respect to the Option until Shares are issued in connection with any exercise.

9.  Adjustment provisions.

(a)          Share Adjustments. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares of Company stock, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the number of Shares subject to the Option and the exercise price applicable to the Option shall be appropriately adjusted in such equitable and proportionate amount as determined by the Administrator. No fractional Share shall be issued under the Agreement resulting from any such adjustment but the Administrator in its sole discretion may make a cash payment in lieu of a fractional Share.

(b)          Acquisitions. In the event of a merger or consolidation of the Company with another corporation or entity, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (i) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with the Option granted hereunder, (ii) the conversion of the outstanding Option into cash, (iii) the conversion of the Option into the right to receive securities, including options, of another person or entity upon such terms and conditions as are determined by the Administrator in its sole discretion and/or (iv) the lapse of the Option after notice in writing has been given that the Option may be exercised within a set period from the date of such notice and that any Option not exercised within such period shall lapse.

(c)          Binding Effect. Without limiting the generality of what is provided in Section 1 hereof and for avoidance of doubt, any adjustment, waiver, conversion or other action taken by the Administrator under this Section 9 shall be conclusive and binding on Grantee and the Company and any respective successors and assigns.

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10.  Notices. Any notice to be given to the Company under the terms of this Agreement shall be given in writing to the Company at its offices. Any notice to be given to Grantee may be addressed to Grantee’s address as it appears on the payroll records of the Company or any subsidiary thereof. Any such notice shall be deemed to have been duly given if and when actually received by the party to whom it is addressed, as evidenced by a written receipt to that effect.

11.  Taxes. The Company may require payment or reimbursement of or may withhold any minimum tax that it believes is required as a result of the grant or exercise of the Option, and the Company may defer making delivery with respect to Shares or cash payable hereunder or otherwise until arrangements satisfactory to the Company have been made with respect to such withholding obligations.

12.  Rights of Grantee. The Option, and any payments or other benefits received by Grantee under the Option, is discretionary and shall not be deemed a part of Grantee’s regular, recurring compensation for any purpose, including without limitation for purposes of termination, indemnity, or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other Grantee benefit plan, contract or similar arrangement provided to Grantee unless expressly so provided by such other plan, contract or arrangement, or unless the Administrator expressly determines otherwise.

13.  Amendment. The Administrator may amend the Agreement; provided, however, that Grantee’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, would not materially and adversely affect Grantee. However, notwithstanding any other provision of the Agreement, the Administrator may not adjust or amend the exercise price of the Option, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Section 9 hereof.

14.  Market Standoff. In connection with an Initial Public Offering and upon request of the Company or the underwriters managing such Initial Public Offering, Grantee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of an Initial Public Offering.

15.  Entire Agreement. This Agreement to constitutes the final understanding between Grantee and the Company regarding the Option.

16.  Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

17.  Governing Law. This Agreement and all actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of California, applied without regard to the laws of any other jurisdiction that otherwise would govern under conflict of law principles.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused these presents to be executed as of the date and year first above written, which is the date of the granting of the Option evidenced hereby.

ENERGOUS CORPORATION

By:
Name:
Title:

The undersigned Grantee hereby accepts the foregoing Option and agrees to the several terms and conditions hereof.

Grantee

[Signature Page - Option Award Agreement]

Exhibit A

For so long as Grantee remains continuously a Service Provider, this Option shall vest and become exercisable as follows:[_______________]

Notwithstanding the foregoing, effective upon the occurrence of a Change of Control this Option shall vest and become exercisable in full.

Except as determined by the Administrator, upon Grantee’s Separation from Service for any reason, Grantee shall forfeit the Option or portion of the Option that has not vested at the time of such termination. Notwithstanding the foregoing, the Administrator may, in its discretion, accelerate the date that any installment of this Option becomes exercisable. The foregoing rights are cumulative and may be exercised only before the date which is ten years from the date of this Option. Following the expiration of this Option in accordance with the preceding sentence, all Grantee’s rights hereunder will be forfeited and canceled in their entirety.